EXHIBIT 23.5

Ryder Scott Company
Petroleum Consultants

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The Board of Directors
Blue Dolphin Energy Company

As independent oil and gas consultants, Ryder Scott Company, hereby consents to the use of our reports incorporated herein by reference in the prospectus.

                                                /s/ Ryder Scott Company, L.P.

                                                Ryder Scott Company, L.P.

Houston, Texas

May 24, 2000